Exhibit 99.1

P R E S S    R E L E A S E

Autoliv declares dividend and renews stock buy back mandate

(Stockholm, August 13, 2013) — The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV, and SSE: ALIV sdb), today declared a quarterly dividend of 50 cents per share for the fourth quarter 2013. In addition the board renewed a mandate for the repurchase of up to 3.2 million common shares, with the intent to from time to time repurchase shares in the open market or otherwise.

The dividend will be payable on Thursday, December 5, 2013 to Autoliv shareholders of record on the close of business on Wednesday, November 20. The ex-date when the shares will trade without the right to the dividend will be Monday, November 18.

In addition the board renewed a mandate to repurchase up to 3.2 million common shares. Autoliv management can, subject to legal requirements, now initiate buy backs of Autoliv shares opportunistically at their own discretion. The intent is to from time to time repurchase shares in the open market or otherwise. The mandate to repurchase the shares was first announced on November 8, 2007.

Inquiries:

Jan Carlson, President and CEO, Autoliv, Inc.	Tel +46-8-587 20 600

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 52,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2012 amounted to US $8.3 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc. Vasagatan 11, 7th Floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 248 475 0427, Fax +1 801 625 6672 e-mail: ray.pekar@autoliv.com

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Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; changes in general industry or regional market conditions; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; fluctuation in vehicle production schedules; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc. Vasagatan 11, 7th Floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 248 475 0427, Fax +1 801 625 6672 e-mail: ray.pekar@autoliv.com